UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2006, the Board of Trustees, upon the recommendation of the Compensation Committee, approved revisions to Trustee compensation. The revisions increase (1) the annual award of restricted common shares to $40,000 (from $25,000); (2) the annual fee for the Board Chair to $45,000 (from $10,000); and (3) the annual fees for Chairs of the Audit, Compensation and Corporate Governance Committees to $15,000, $10,000 and $10,000, respectively (from $7,500, $6,000 and $5,000, respectively). Exhibit 10.1 to this Current Report, which we incorporate into this Item 1.01, sets forth Trustee compensation as revised. Our President and Chief Executive Officer does not receive compensation in his capacity as Trustee.

Item 9.01.	Financial Statements and Exhibits

Exhibits

10.1	Trustee Compensation

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: March 17, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Trustee Compensation